Exhibit 10.3

TRANSFERABLE
TIMKENSTEEL CORPORATION
Nonqualified Stock Option Agreement

WHEREAS, __________ (the “Optionee”) is an employee of TimkenSteel Corporation (the “Company”); and
WHEREAS, the grant of Option Rights evidenced hereby was authorized by a resolution of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company that was duly adopted on January 29, 2015 (the “Date of Grant”), and the execution of an Option Rights agreement in the form hereof (this “Agreement”) was authorized by a resolution of the Committee duly adopted on January 29, 2015; and
WHEREAS, the Option Rights evidenced hereby are intended to be nonqualified Option Rights and shall not be treated as Incentive Stock Options.
NOW, THEREFORE, pursuant to the Company’s 2014 Equity and Incentive Compensation Plan (the “Plan”), the Company hereby grants to the Optionee (i) nonqualified Option Rights (the “Option”) to purchase ___ Common Shares at the exercise price of $____ per Common Share (the “Option Price”) which represents the Market Value per Share on the Date of Grant. If applicable, the Company agrees to cause certificates for any Common Shares purchased hereunder to be delivered to the Optionee upon payment of the Option Price in full, subject to the terms and conditions of the Plan, in addition to the terms and conditions of this Agreement.
1.Four-Year Vesting of Option.
(a)    Normal Vesting: Unless terminated as hereinafter provided, the Option shall be exercisable to the extent of one-fourth (1/4th) of the Common Shares covered by the Option on the first anniversary of the Date of Grant so long as the Optionee shall have been in the continuous employ of the Company or a Subsidiary on such date and to the extent of an additional one-fourth (1/4th) of the Common Shares covered by the Option on each of the second, third and fourth anniversaries of the Date of Grant so long as the Optionee shall have been in the continuous employ of the Company or a Subsidiary on each such date. For the purposes of this Agreement, the continuous employment of the Optionee with the Company or a Subsidiary shall not be deemed to have been interrupted, and the Optionee shall not be deemed to have ceased to be an employee of the Company or a Subsidiary, by reason of the transfer of his employment among the Company and its Subsidiaries.
(b)    Vesting Upon Retirement with Consent: If the Optionee should retire with the Company’s consent before the fourth anniversary of the Date of Grant, then the Optionee’s Option shall become nonforfeitable in accordance with the terms and conditions of Section 1(a) as if the Optionee had remained in the continuous employ of the Company or a Subsidiary from

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the Date of Grant until the fourth anniversary of the Date of Grant or the occurrence of an event referenced in Section 2, whichever occurs first.
For purposes of this Agreement, retirement “with the Company’s consent” shall mean: (i) the retirement of the Optionee prior to age 62 under a retirement plan of the Company or a Subsidiary, if the Board or the Committee determines that his retirement is for the convenience of the Company or a Subsidiary, or (ii) the retirement of the Optionee at or after age 62 under a retirement plan of the Company or a Subsidiary.
(c)    To the extent that the Option shall have become exercisable in accordance with the terms of this Agreement, it may be exercised in whole or in part from time to time thereafter.
2.    Accelerated Vesting of Option. Notwithstanding the provisions of Sections 1(a) and 1(b) hereof, the Option may become exercisable earlier than the time provided in such sections if any of the following circumstances apply:
(a)    Death or Disability: The Option shall become immediately exercisable in full if the Optionee should die or become permanently disabled while in the employ of the Company or any Subsidiary. For purposes of this Agreement, “permanently disabled” shall mean that the Optionee has qualified for long-term disability benefits under a disability plan or program of the Company or a Subsidiary or, in the absence of a disability plan or program of the Company or a Subsidiary, under a government-sponsored disability program.
(b)    Change in Control:
(i)        Upon a Change in Control occurring on or before the fourth anniversary of the Date of Grant while the Optionee is an employee of the Company or a Subsidiary, to the extent the Option has not been forfeited, the Option shall become immediately exercisable in full, except to the extent that a Replacement Award is provided to the Optionee for such Option.
(ii)        For purposes of this Agreement, a “Replacement Award” means an award (A) of stock options, (B) that have a value at least equal to the value of the Option, (C) that relates to publicly traded equity securities of the Company or its successor in the Change in Control (or another entity that is affiliated with the Company or its successor following the Change in Control), (D) the tax consequences of which, under the Code, if the Optionee is subject to U.S. federal income tax under the Code, are not less favorable to the Optionee than the tax consequences of the Option, (E) that vests in full upon a termination of the Optionee’s employment with the Company or a Subsidiary or their successors in the Change in Control (or another entity that is affiliated with the Company or a Subsidiary or their successors following the Change in Control) (as applicable, the “Successor”) for Good Reason by the Optionee or without Cause by such employer within a period of two years after the Change in Control, and (F) the other terms and conditions of which are not less favorable to the Optionee than the terms and conditions of the Option (including the provisions that would apply in the event of a subsequent Change in Control). Without limiting the generality of the foregoing, the Replacement

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Award may take the form of a continuation of the Option if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 2(b)(ii) are satisfied will be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.
(iii)        For purposes of Section 2(b)(ii), “Cause” will be defined not less favorably with respect to Optionee than: any intentional act of fraud, embezzlement or theft in connection with the Optionee’s duties with the Successor, any intentional wrongful disclosure of secret processes or confidential information of the Successor, or any intentional wrongful engagement in any competitive activity that would constitute a material breach of Optionee’s duty of loyalty to the Successor, and no act, or failure to act, on the part of Optionee shall be deemed “intentional” unless done or omitted to be done by Optionee not in good faith and without reasonable belief that Optionee’s action or omission was in or not opposed to the best interest of the Successor; provided, that for any Optionee who is party to an individual severance or employment agreement defining Cause, “Cause” will have the meaning set forth in such agreement. For purposes of Section 2(b)(ii), “Good Reason” will be defined to mean: a material reduction in the nature or scope of the responsibilities, authorities or duties of Optionee attached to Optionee’s position held immediately prior to the Change in Control, a change of more than 60 miles in the location of Optionee’s principal office immediately prior to the Change in Control, or a material reduction in Optionee’s remuneration upon or after the Change in Control; provided, that no later than 90 days following an event constituting Good Reason Grantee gives notice to the Successor of the occurrence of such event and the Successor fails to cure the event within 30 days following the receipt of such notice.
(c)    Divestiture: The Option shall become immediately exercisable in full if the Optionee’s employment with the Company or a Subsidiary terminates as the result of a divestiture. For the purposes of this Agreement, the term “divestiture” shall mean a permanent disposition to a Person other than the Company or any Subsidiary of a plant or other facility or property at which the Optionee performs a majority of Optionee’s services whether such disposition is effected by means of a sale of assets, a sale of Subsidiary stock or otherwise.
(d)    Layoff: If (i) the Optionee’s employment with the Company or a Subsidiary terminates as the result of a layoff and (ii) the Optionee is entitled to receive severance pay pursuant to the terms of any severance pay plan of the Company in effect at the time of Optionee’s termination of employment that provides for severance pay calculated by multiplying the Optionee’s base compensation by a specified severance period, then the Option shall be exercisable with respect to the total number of Common Shares that would have been exercisable under the provisions of Section 1(a) hereof if the Optionee had remained in the employ of the Company through the end of the severance period.
For purposes of this Agreement, a “layoff” shall mean the involuntary termination by the Company or any Subsidiary of Optionee’s employment with the Company or any Subsidiary due to (i) a reduction in force leading to a permanent downsizing of the salaried workforce, (ii) a permanent shutdown of the plant, department or subdivision in which Optionee works, or (iii) an elimination of position.

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3.    Termination of Option. The Option shall terminate automatically and without further notice on the earliest of the following dates:
(a)    thirty days after the date upon which the Optionee ceases to be an employee of the Company or a Subsidiary, unless (i) the cessation of his employment (A) is a result of his death, permanent disability, retirement with the Company’s consent, or early retirement or (B) follows a Change in Control, a divestiture, or a layoff; or (ii) the Optionee continues to serve as a director of the Company following the cessation of his employment;
(b)    three years after the date upon which the Optionee ceases to be an employee of the Company or a Subsidiary following (i) a Change in Control, (ii) a divestiture, or (iii) a layoff;
(c)    three years after the date upon which the Optionee ceases to be an employee of the Company or Subsidiary as a result of early retirement. For purposes of this Agreement, “early retirement” shall mean the retirement of the Optionee prior to age 62 under a retirement plan of the Company or a Subsidiary when such retirement is not a retirement with the Company’s consent;
(d)    five years after the date upon which the Optionee ceases to be an employee of the Company or a Subsidiary (i) as a result of his death, or (ii) as a result of his permanent disability;
(e)    five years after the date upon which the Optionee ceases to be a director of the Company if he continues to serve as a director of the Company following the cessation of his employment other than as a result of his retirement with the Company’s consent;
(f)    ten years after the Date of Grant. (By way of illustration, if (i) the Optionee remains an employee of the Company or a Subsidiary until the ten-year anniversary of the Date of Grant, or (ii) the Optionee ceases to be an employee of the Company or a Subsidiary as a result of his retirement with the Company’s consent, the Option shall terminate automatically and without further notice ten years after the Date of Grant.)
In the event that the Optionee shall intentionally commit an act that the Committee determines to be materially adverse to the interests of the Company or a Subsidiary, the Option shall terminate at the time of that determination notwithstanding any other provision of this Agreement to the contrary.
4.    Payment of Option Price. The Option Price shall be payable (a) in cash in the form of currency or check or other cash equivalent acceptable to the Company, (b) by transfer to the Company of nonforfeitable, unrestricted Common Shares that have been owned by the Optionee for at least six months prior to the date of exercise, (c) subject to any conditions or limitations established by the Committee, the Company’s withholding Common Shares otherwise issuable upon exercise of the Option pursuant to a “net exercise” arrangement, or (d) by any combination of the methods of payment described in Sections 4(a), 4(b) and 4(c) hereof. Nonforfeitable, unrestricted Common Shares that are transferred by the Optionee in payment of all or any part of the Option Price and Common Shares withheld by the Company shall be valued

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on the basis of their Market Value per Share. Subject to the terms and conditions of Section 7 hereof and Section 12 of the Plan, and subject to any deferral election the Optionee may have made pursuant to any plan or program of the Company, the Company shall cause certificates, if applicable, for any shares purchased hereunder to be delivered to the Optionee upon payment of the Option Price in full.
5.    Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this Agreement, the Option shall not be exercisable if the exercise thereof would result in a violation of any such law. To the extent that the Ohio Securities Act shall be applicable to the Option, the Option shall not be exercisable unless the Common Shares or other securities covered by the Option are (a) exempt from registration thereunder, (b) the subject of a transaction that is exempt from compliance therewith, (c) registered by description or qualification thereunder or (d) the subject of a transaction that shall have been registered by description thereunder.
6.    Transferability and Exercisability.
(a)     Except as provided in Section 6(b) below, the Option, including any interest therein, shall not be transferable by the Optionee except by will or the laws of descent and distribution, and the Option shall be exercisable during the lifetime of the Optionee only by him or, in the event of his legal incapacity to do so, by his guardian or legal representative acting on behalf of the Optionee in a fiduciary capacity under state law and court supervision.
(b)     Notwithstanding Section 6(a) above, the Option, may be transferable by the Optionee, without payment of consideration therefor, to any family member of the Optionee (as defined in Form S-8), or to one or more trusts established solely for the benefit of such members of the immediate family or to partnerships in which the only partners are such members of the immediate family of the Optionee; provided, however, that such transfer will not be effective until notice of such transfer is delivered to the Company; and provided, further, however, that any such transferee is subject to the same terms and conditions hereunder as the Optionee.
7.    Adjustments. Subject to Section 13 of the Plan, the Committee shall make any adjustments in the Option Price and the number or kind of shares of stock or other securities covered by the Option that the Committee may determine to be equitably required to prevent any dilution or expansion of the Optionee’s rights under this Agreement that otherwise would result from any (a) stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) merger, consolidation, separation, reorganization or partial or complete liquidation involving the Company or (c) other transaction or event having an effect similar to any of those referred to in subsection (a) or (b) herein. Furthermore, in the event that any transaction or event described or referred to in the immediately preceding sentence shall occur, the Committee shall provide in substitution of any or all of the Optionee’s rights under this Agreement such alternative consideration as the Committee may determine in good faith to be equitable under the circumstances.
8.    Withholding Taxes. If the Company shall be required to withhold any federal, state, local or foreign tax in connection with any exercise of the Option, the Optionee shall pay

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the tax or make provisions that are satisfactory to the Company for the payment thereof. The Optionee may elect to satisfy all or any part of any such withholding obligation by surrendering to the Company a portion of the Common Shares that are issuable to the Optionee upon the exercise of the Option. If such election is made, the shares so surrendered by the Optionee shall be credited against any such withholding obligation at their Market Value per Share on the date of such surrender. In no event, however, shall the Company accept Common Shares for payment of taxes in excess of required tax withholding rates. Unless otherwise determined by the Committee at any time, the Optionee may surrender Common Shares owned for more than six months to satisfy any tax obligations resulting from any such transaction.
9.    Detrimental Activity and Recapture.
(a)    In the event that, as determined by the Committee, the Optionee shall engage in Detrimental Activity during employment with the Company or a Subsidiary, the Option will be forfeited automatically and without further notice at the time of that determination notwithstanding any other provision of this Agreement. For purposes of this Agreement, “Detrimental Activity” shall mean:

(i)
    engaging in any activity, as an employee, principal, agent, or consultant for another entity that competes with the Company in any actual, researched, or prospective product, service, system, or business activity for which Grantee has had any direct responsibility during the last two years of his or her employment with the Company or a Subsidiary, in any territory in which the Company or a Subsidiary manufactures, sells, markets, services, or installs such product, service, or system, or engages in such business activity;

(ii)	soliciting any employee of the Company or a Subsidiary to terminate his or her employment with the Company or a Subsidiary;

(iii)
    the disclosure to anyone outside the Company or a Subsidiary, or the use in other than the Company or a Subsidiary’s business, without prior written authorization from the Company, of any confidential, proprietary or trade secret information or material relating to the business of the Company and its Subsidiaries, acquired by Grantee during his or her employment with the Company or its Subsidiaries or while acting as a director of or consultant for the Company or its Subsidiaries thereafter;

(iv)
    the failure or refusal to disclose promptly and to assign to the Company upon request all right, title and interest in any invention or idea, patentable or not, made or conceived by Grantee during employment by the Company and any Subsidiary, relating in any manner to the actual or anticipated business, research or development work of the Company or any Subsidiary or the failure

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or refusal to do anything reasonably necessary to enable the Company or any Subsidiary to secure a patent where appropriate in the United States and in other countries;

(v)
    activity that results in Termination for Cause. For the purposes of this subsection, “Termination for Cause” shall mean a termination: (A) due to Grantee’s willful and continuous gross neglect of his or her duties for which he or she is employed; or (B) due to an act of dishonesty on the part of Grantee constituting a felony resulting or intended to result, directly or indirectly, in his or her gain for personal enrichment at the expense of the Company or a Subsidiary; or

(vi)
    any other conduct or act determined to be injurious, detrimental or prejudicial to any significant interest of the Company or any Subsidiary unless Grantee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company.

(b)    If a Restatement occurs and the Committee determines that the Optionee is personally responsible for causing the Restatement as a result of the Optionee’s personal misconduct or any fraudulent activity on the part of the Optionee, then the Committee has discretion to, based on applicable facts and circumstances and subject to applicable law, cause the Company to recover all or any portion (but no more than 100%) of the Option (and the Common Shares underlying the Option) awarded to the Optionee for some or all of the years covered by the Restatement. The amount of the Option (and the Common Shares underlying the Option) recovered by the Company shall be limited to the amount by which such Option (and the Common Shares underlying the Option) exceeded the amount that would have been awarded to the Optionee had the Company’s financial statements for the applicable restated fiscal year or years been initially filed as restated, as reasonably determined by the Committee. The Committee shall also determine whether the Company shall effect any recovery under this Section 9(b) by: (i) seeking repayment from the Optionee; (ii) reducing, except with respect to any non-qualified deferred compensation under Section 409A of the Code, the amount that would otherwise be payable to the Optionee under any compensatory plan, program or arrangement maintained by the Company (subject to applicable law and the terms and conditions of such plan, program or arrangement); (iii) by withholding, except with respect to any non-qualified deferred compensation under Section 409A of the Code, payment of future increases in compensation (including the payment of any discretionary bonus amount) that would otherwise have been made to the Optionee in accordance with the Company’s compensation practices; or (iv) by any combination of these alternatives. For purposes of this Agreement, “Restatement” means a restatement (made within 36 months of the publication of the financial statements that are required to be restated) of any part of the Company’s financial statements for any fiscal year or years after 2014 due to material noncompliance with any financial reporting requirement under the U.S. securities laws applicable to such fiscal year or years.

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10.    No Right to Future Awards or Continued Employment. This Option is a voluntary, discretionary bonus being made on a one-time basis and it does not constitute a commitment to make any future awards. This Option and any payments made hereunder will not be considered salary or other compensation for purposes of any severance pay or similar allowance, except as otherwise required by law. Nothing in this Agreement will give the Optionee any right to continue employment with the Company or any Subsidiary, as the case may be, or interfere in any way with the right of the Company or a Subsidiary to terminate the employment of the Optionee.
11.    Relation to Other Benefits. Any economic or other benefit to the Optionee under this Agreement or the Plan shall not be taken into account in determining any benefits to which the Optionee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or a Subsidiary and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or a Subsidiary.
12.    Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Optionee with respect to the Option without the Optionee’s consent.
13.    Severability. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid or unenforceable, the remainder of this Agreement and the application of such provision in any other person or circumstances shall not be affected, and the provisions so held to be invalid or unenforceable shall be reformed to the extent (and only to the extent) necessary to make it enforceable and valid.
14.    Processing of Information. Information about the Optionee and the Optionee’s participation in the Plan may be collected, recorded and held, used and disclosed for any purpose related to the administration of the Plan. The Optionee understands that such processing of this information may need to be carried out by the Company and its Subsidiaries and by third party administrators whether such persons are located within the Optionee’s country or elsewhere, including the United States of America. The Optionee consents to the processing of information relating to the Optionee and the Optionee’s participation in the Plan in any one or more of the ways referred to above.
15.    Governing Law. This Agreement is made under, and shall be construed in accordance with, the internal substantive laws of the State of Ohio.
16.    Relation to Plan. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan.
[SIGNATURES ON FOLLOWING PAGE]

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This Agreement is executed by the Company on this ___ day of ____, ____.

TIMKENSTEEL CORPORATION

By: ________________________________________
Frank DiPiero
Executive Vice President and General Counsel

The undersigned Optionee hereby acknowledges receipt of an executed original of this Agreement and accepts the Option granted hereunder, subject to the terms and conditions of the Plan and the terms and conditions hereinabove set forth.

______________________________
Optionee

Date: _________________________

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